                                                                    Exhibit 17.1

                                 BRUCE VELESTUK

                                    [ADDRESS]

                                                                 August 11, 2006

Fairview Energy Corporation, Inc.
605 University Avenue
Los Gatos, CA 95032

Gentlemen:

     I hereby resign from my positions as a director and as President, Chief
Executive Officer, Treasurer and Secretary of Fairview Energy Corporation, Inc.
(the "Company") and from all other positions I have at any time held with the
Company, effective immediately.

                                        Very truly yours,

                                        /s/ Bruce Velestuk
                                        ----------------------------------------
                                        Bruce Velestuk